Exhibit 11


                   COMPUTATION OF PER SHARE EARNINGS

     The following is a computation of the weighted average number of shares outstanding which is used in the computation of per share earnings for Luby's, Inc. for the three and six months ended February 28, 2001, and February 29, 2000.

  Three months ended February 28, 2001:
  22,420,375 x shares outstanding for 42 days                941,655,750
  22,422,943 x shares outstanding for 48 days              1,076,301,264
                                                           _____________
                                                           2,017,957,014
  Divided by number of days in the period                             90
                                                           _____________
  Weighted average number of shares outstanding - basic       22,421,745
  Dilutive effect of options outstanding                          12,981
  Weighted average number of shares outstanding - assuming
   dilution                                                   22,434,726


  Six months ended February 28, 2001:
  22,420,375 x shares outstanding for 133days              2,981,909,875
  22,422,943 x shares outstanding for  48 days             1,076,301,264
                                                           _____________
                                                           4,058,211,139
  Divided by number of days in the period                            181
                                                           _____________
  Weighted average number of shares outstanding - basic       22,421,056
  Dilutive effect of  options outstanding                            ---
  Weighted average number of shares outstanding - assuming
   dilution                                                   22,421,056


  Three months ended February 29, 2000:
  22,420,375 x shares outstanding for 91 days              2,040,254,125
  Divided by number of days in the period                             91
                                                           _____________
  Weighted average number of shares outstanding - basic       22,420,375
  Dilutive effect of options outstanding                             ---
  Weighted average number of shares outstanding - assuming
   dilution                                                   22,420,375

Six months ended February 29, 2000:
  22,420,375 x shares outstanding for 182 days             4,080,508,250
  Divided by number of days in the period                            182
                                                           _____________
  Weighted average number of shares outstanding - basic       22,420,375
  Dilutive effect of options outstanding                             982
  Weighted average number of shares outstanding - assuming
   dilution                                                   22,421,357